Exhibit 99.1

News Release	Laurel Brook Road
P.O. Box 448
Middlefield, Connecticut
06455-0448
Tel: (860) 347-8506

For Further Information Call:
Walter A. Shephard
(860) 704-3955

For Immediate Release

ZYGO CORPORATION TO RESTATE ITS FINANCIAL STATEMENTS FOR
FISCAL 2005 AND FIRST AND SECOND QUARTERS OF FISCAL 2006

          MIDDLEFIELD, CONNECTICUT (March 29, 2006) – Zygo Corporation (NASDAQ: ZIGO) announced today that the Audit Committee of the Company’s Board of Directors has concluded, and the Company’s Board of Directors has approved, that the Company will be restating its previously issued consolidated financial statements for its fiscal year ended June 30, 2005, and its interim consolidated financial statements for each of the fiscal quarters of fiscal 2005 and the first and second quarters of fiscal 2006, because of inadvertent accounting errors in the consolidation of its intercompany revenues from certain of its foreign operations for those and prior periods. These matters were discovered by the Company during an internal tax review. The Audit Committee reached this conclusion after consultation with, and based upon the recommendation of, senior management and review of the pertinent facts that the Company’s consolidated financial statements for the 2005 fiscal year and its interim consolidated financial statements for each of the fiscal quarters of fiscal 2005 and the first and second quarters of fiscal 2006, should no longer be relied upon and should be restated to correct the failure to eliminate certain intercompany revenues attributed to its Singapore and Taiwan offices, which resulted in its overstating reported revenues.

          Based on current information, the aggregate effect of all corrections, including the related tax effects and minor other adjustments, is expected to result in, for the 2005 fiscal year, a reduction in revenues of approximately $0.8 million (from reported revenues of $142.2 million); in net income from continuing operations of approximately $0.8 million (from reported net income from continuing operations of $10.2 million); and in diluted earnings per share from continuing operations of approximately $0.04 (from reported diluted earnings per share from continuing operations of $0.56). Unaudited results for the first and second quarters of fiscal 2006 are also expected to be adjusted to reflect the after-tax effect of the elimination of the intercompany transactions and minor other adjustments, and thereby reduce revenues by approximately $0.3 million and $0.5 million (from reported revenues of $34.6 and $78.4 million) for the first quarter and half of fiscal 2006, respectively; net income by approximately $0.1 million and $0.3 million (from reported net income of $2.3 million and $6.2 million) for the first quarter and half of fiscal 2006, respectively; and diluted earnings per share by approximately $0.01 and $0.02 (from reported diluted earnings per share of $0.13 and $0.34) for the first quarter and half of fiscal 2006, respectively. A reduction in revenues of between $0.2 million and $0.4 million per year; in net income from continuing operations of $0.2 million or less per year; and in diluted earnings per share from continuing operations of $0.01 or less per year, for each of the Company’s 2002 through 2004 fiscal years is also expected. A reduction in revenues of approximately $0.2 million (from reported revenues of $129.5 million); in net income from continuing operations of approximately $0.4 million (from reported net income from continuing operations of $13.9 million); and in diluted earnings per share from continuing operations of approximately $0.03 (from reported diluted earnings per share from continuing operations of $0.87) for the Company’s 2001 fiscal year is also expected.

          The elimination of any such intercompany revenues is not expected to have an adverse effect on the Company’s business outlook for future fiscal periods, nor impact the Company’s cash position or future cash flows from operations.

          The Company has discussed the matters relating to the accounting errors in the consolidation of its intercompany revenues from certain of its foreign operations with KPMG LLP, the Company’s former independent registered public accounting firm, and Deloitte & Touche LLP, the Company’s present independent registered public accounting firm, as well as with UHY LLP, an independent registered public accounting firm that the Company has previously retained to assist it with its Sarbanes-Oxley documentation and controls. The Company is currently reviewing its findings with its present and former independent public accountants, and intends to file an amended Annual Report on Form 10-K for the year ended June 30, 2005 and an amended Quarterly Report on Form 10-Q for each of the first three quarters of fiscal 2005 and the first and second quarters of fiscal 2006, with the Securities and Exchange Commission (the “SEC”) promptly upon the completion of that review. The Company’s historical consolidated financial statements for the year ended June 30, 2005, and the quarters ended September 30, 2004, December 31, 2004, March 31, 2005, September 30, 2005 and December 31, 2005, should not be relied upon until these restated consolidated financial statements are filed with the SEC and the restatement information disclosed therein is fully considered. The Company is filing a Form 8-K with the SEC in connection with this restatement decision. No determination has been made as yet as to the necessity to amend the Company’s financial statements filed with the SEC for periods prior to fiscal 2005.

          Management currently believes that all issues which will require restatement of the Company’s consolidated financial statements have been identified. Nonetheless, the estimated restatement amounts disclosed above remain unaudited and subject to adjustment.

          Management and the Audit Committee of the Company are evaluating the impact of the restatements of the previously issued financial statements on the Company’s assessments of the effectiveness of its internal control over financial reporting as of the applicable periods, including whether a material weakness existed in the Company’s internal control over financial reporting for those and other periods, and such assessment will be included in the amendments to the foregoing SEC filings, as appropriate. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Based on the definition of “material weakness” in the Public Company Accounting Oversight Board’s Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction With an Audit of Financial Statements, restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a “material weakness” in the design or operation of internal control over financial reporting.

Statements contained in this document that disclose the Company’s or management’s intentions, expectations or predictions of the future, including expected restatement adjustments to previously issued consolidated financial statements, and possible material weaknesses in internal control over financial reporting are forward-looking statements. The actual amounts and effects of the Company’s restatement adjustments, and the number or type of material weaknesses in internal control over financial reporting, and the actual dates for its amended SEC filings, could differ materially from those projected in such forward-looking statements.

          Zygo Corporation, headquartered in Middlefield, Connecticut, is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets. See Zygo’s web site at www.zygo.com for additional information.

          All statements other than statements of historical fact included in this news release regarding our financial position, business strategy, plans, anticipated growth rates, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers, fluctuations in net sales to our major customer, manufacturing and supplier risks, dependence on new product development, rapid technological and market change, risks in international operations, dependence on proprietary technology and key personnel, length of the sales cycle, environmental regulations, and stock price. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2005.